UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2005

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida 33145

(Address of principal executive offices) (Zip code)

(305) 858-9480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective May 18, 2005, Pipasa, S.A. (“Pipasa”), the wholly-owned operating subsidiary of Rica Foods, Inc. (the “Company”), entered into a termination and release agreement (the “Termination Agreement”) with Port Ventures, S.A. (“Port Ventures”) pursuant to which Pipasa terminated its obligation to acquire a majority of the shares of common stock (the “Shares”) of Logistica de Granos, S.A. (“Logistica”) from Port Ventures.

Background of the Transaction

On February 20, 2003, Port Ventures and Corporacion As de Oros, S.A., a wholly-owned operating subsidiary of the Company prior to its merger with and into Pipasa in October 2004 (“As de Oros”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which As de Oros agreed to acquire from Port Ventures 2,040 shares of common stock (the “Shares”) of Logistica, representing 51% of the issued and outstanding shares of capital stock of Logistica, for a purchase price of US $2,580,000 (the “Purchase Price”). During the fiscal year ended September 30, 2003, As de Oros remitted approximately $1.4 million, or 55% of the Purchase Price, to Port Ventures (the “Remitted Payment”) in exchange for bills of exchange (the “Bills of Exchange”). Other than the Remitted Payment, neither the Company nor any of its subsidiaries has made any payments to Port Ventures pursuant to the Purchase Agreement.

Logistica is the owner of 19% of the issued and outstanding capital stock of Sociedad Portuaria de Caldera, S.A. and Sociedad Portuaria Granelera de Caldera, S.A. (collectively, the “Port Companies”). Since at least early 2003, the Port Companies have been seeking to acquire concessions (the “Concessions”) being granted by the Government of Costa Rica to refurbish and operate Puerto Caldera, a major seaport located on the Pacific coast of Costa Rica.

Pursuant to the Purchase Agreement, the closing of the purchase and sale of the Shares was subject to: (i) the final grant by the Government of Costa Rica of the Concessions and (ii) the execution of definitive agreements between the Government of Costa Rica and each of the Port Companies regarding the construction and operation of Puerto Caldera.

As of the date of the Termination Agreement, the Government of Costa Rica had yet to grant the Concessions to the Port Companies and there were no assurances that the Government would ever grant such Concessions to the Port Companies.

The Termination Agreement

Pursuant to the terms of the Termination Agreement and in accordance with the terms of the Purchase Agreement, Port Ventures has returned approximately $1.7 million to Pipasa in exchange for Pipasa’s cancellation of the Bills of Exchange. The Company anticipates that these proceeds will be used to repay certain of the Company’s outstanding indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2005

RICA FOODS, INC.

By:	/s/ Pedro Dobles
Name:	Pedro Dobles
Title:	Chief Executive Officer